Exhibit 23-4


                      Consent of Independent Accountants


   We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of HEALTHSOUTH Corporation of our report dated March 3, 1995 relating to the consolidated financial statements of Rehab Systems Company, which appears in the Current Report on Form 8-K/A of HEALTHSOUTH Corporation dated March 8, 1995. We also consent to the reference to us under the heading "Experts" in said Prospectus.

PRICE WATERHOUSE LLP
Philadelphia, PA
March 8, 1995